Exhibit 99(2)

AMERADA HESS CORPORATION	1185 Avenue of the Americas, N.Y., N.Y. 10036

FOR IMMEDIATE RELEASE

AMERADA HESS REPORTS RESULTS FOR THE THIRD QUARTER OF 2003

          New York, New York....October 29, 2003...Amerada Hess Corporation (NYSE: AHC) reported net income of $146 million for the third quarter of 2003 compared with a net loss of $136 million for the third quarter of 2002. Results for the third quarter of 2002 included an after-tax impairment charge of $207 million ($318 million before income taxes). Net income was $574 million in the first nine months of 2003 compared with $153 million in the corresponding period of 2002. The after-tax results by major operating activity for the three and nine month periods ended September 30, 2003 and 2002 were as follows (in millions, except per share amounts):

	Three months ended		Nine months ended
	September 30 (unaudited)		September 30 (unaudited)

	2003	2002(a)	2003	2002(a)

Exploration and production	$124	$(116)	$331	$273
Refining and marketing	89	70	272	65
Corporate	(25)	(23)	(73)	(56)
Interest expense	(42)	(36)	(132)	(127)

Income (loss) from continuing operations	146	(105)	398	155
Discontinued operations
Net gains from asset sales	—	—	116	—
Income (loss) from operations	—	(31)	53	(2)
Income from cumulative effect of accounting change	—	—	7	—

Net income (loss)	$146	$(136)	$574	$153

Income (loss) per share from continuing operations (diluted)	$1.64	$(1.19)	$4.47	$1.73

Net income (loss) per share (diluted)	$1.64	$(1.54)	$6.45	$1.72

                  (a) Reclassified to conform with current period presentation.

          The Corporation’s oil and gas production, on a barrel-of-oil equivalent basis, was 339,000 barrels per day in the third quarter of 2003 compared to 441,000 barrels per day in the third quarter of 2002. Approximately one-half of the decline in production resulted from asset sales in connection with the Corporation’s initiatives to reshape its portfolio of producing properties. In the third quarter of 2003, the Corporation’s average worldwide crude oil selling price, including the effect of hedging, was $24.65 per barrel, a decrease of $1.44 per barrel from the third quarter of 2002. The Corporation’s average United States natural gas selling price, including the effect of hedging, was $3.53 per Mcf in the third quarter of 2003, an increase of $.06 per Mcf from the third quarter of 2002.

          Refining and marketing earnings increased in the third quarter of 2003 compared with the third quarter of 2002 reflecting higher refining margins and increased earnings from retail gasoline station operations. Refining and marketing earnings in the third quarter of 2002 included an after-tax gain of $67 million ($102 million before income taxes) from the sale of six United States flag tankers.

          Corporate expenses in the first nine months of 2003 include $15 million of after-tax expense ($27 million before income taxes) from early repayment of debt. The amount in the corresponding period of 2002 was $4 million ($10 million before income taxes).

          The following items, on an after-tax basis, are included in net income in the third quarter and first nine months of 2003 and 2002 (in millions):

	Three months ended		Nine months ended
	September 30 (unaudited)		September 30 (unaudited)

	2003	2002	2003	2002

United States income tax benefit	$30	$—	$30	$—
Accrued severance and London office lease costs	—	—	(23)	—
Asset impairment	—	(207)	—	(207)
Gains (losses) from asset sales
Exploration and production	—	(22)	31	20
Refining and marketing	—	67	(20)	67
Charge for increase in United Kingdom income tax rate	—	(43)	—	(43)
Reduction in carrying value of refining and marketing intangible assets and accrued severance	—	—	—	(22)

	$30	$(205)	$18	$(185)

          The third quarter 2003 income tax benefit of $30 million reflects the recognition for United States income tax purposes of certain prior year foreign exploration expenses.

          Sales and other operating revenues in the third quarter of 2003 amounted to $3,230 million compared with $2,724 million in the third quarter of 2002. Capital expenditures in the third quarter of 2003 amounted to $307 million of which $298 million related to exploration and production activities. Capital expenditures in the third quarter of 2002 amounted to $345 million, including $323 million for exploration and production.

Consolidated Financial Information (unaudited)

	Three months ended		Nine months ended
	September 30		September 30

	2003	2002	2003	2002

		(In millions, except per share amounts)
Sales and other operating revenues	$3,230	$2,724	$10,683	$8,345

Income (loss) from continuing operations	$146	$(105)	$398	$155
Discontinued operations
Net gains from asset sales	—	—	116	—
Income (loss) from operations	—	(31)	53	(2)
Cumulative effect of accounting change	—	—	7	—

Net income (loss)	$146	$(136)	$574	$153

Income (loss) per share from continuing operations (diluted)	$1.64	$(1.19)	$4.47	$1.73

Net income (loss) per share (diluted)	$1.64	$(1.54)	$6.45	$1.72

Weighted average number of shares	89.1	88.3 (*)	89.1	89.3

(*) Represents basic shares.

          In the preceding discussion, the financial effects of certain transactions are disclosed on an after-tax basis. Management reviews segment earnings on an after-tax basis and uses after-tax amounts in its review of variances in segment earnings. Such after-tax amounts may be considered to be non-GAAP financial measures. Management believes that they are a preferable method of explaining variances in earnings, since they show the entire effect of a transaction rather than only the pre-tax amount. After-tax amounts are determined by applying the appropriate income tax rate in each tax jurisdiction to pre-tax amounts.

          The following table contains the pre-tax amounts of items included in net income which are shown on an after-tax basis above (in millions):

	Three months ended		Nine months ended
	September 30 (unaudited)		September 30 (unaudited)

	2003	2002	2003	2002

United States income tax benefit	$—	$—	$—	$—
Accrued severance and London office lease costs	—	—	(38)	—
Asset impairment	—	(318)	—	(318)
Gains (losses) from asset sales
Exploration and production	—	(35)	47	27
Refining and marketing	—	102	(9)	102
Charge for increase in United Kingdom income tax rate	—	—	—	—
Reduction in carrying value of refining and marketing intangible assets and accrued severance	—	—	—	(35)

	$—	$(251)	$—	$(224)

AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

		Third	Third	Second
Line		Quarter	Quarter	Quarter
No.		2003	2002 (*)	2003

		(A)	(B)	(C)
	Income Statement
	Revenues and Non-operating Income
1	Sales and other operating revenues	$3,230	$2,724	$3,199
	Non-operating income
2	Gain (loss) on asset sales	—	68	(9)
3	Equity in income (loss) of HOVENSA L.L.C.	43	(6)	15
4	Other	23	12	8

5	Total revenues and non-operating income	3,296	2,798	3,213

	Costs and Expenses
6	Cost of products sold	2,194	1,650	2,140
7	Production expenses	207	197	191
8	Marketing expenses	171	144	167
9	Exploration expenses, including dry holes and lease impairment	59	103	88
10	Other operating expenses	44	40	49
11	General and administrative expenses	70	70	106
12	Interest expense	73	61	77
13	Depreciation, depletion and amortization	253	274	270
14	Asset impairment	—	318	—

15	Total costs and expenses	3,071	2,857	3,088

16	Income (loss) from continuing operations before income taxes	225	(59)	125
17	Provision for income taxes	79	46	62

18	Income (loss) from continuing operations	146	(105)	63
	Discontinued operations
19	Net gain from asset sales	—	—	175
20	Income (loss) from operations	—	(31)	14

21	Net income (loss)	$146	$(136)	$252

	Segment Earnings Analysis
22	Exploration and production	$124	$(116)	$88
23	Refining and marketing	89	70	46
24	Corporate	(25)	(23)	(27)
25	Interest expense	(42)	(36)	(44)

26	Income (loss) from continuing operations	146	(105)	63
	Discontinued operations
27	Net gain from asset sales	—	—	175
28	Income (loss) from operations	—	(31)	14

29	Net income (loss)	$146	$(136)	$252

30	Net Cash Provided by Operating Activities (**)	$99	$433	$571

	Capital Expenditures
31	Exploration and production	$298	$323	$339
32	Refining and marketing	9	22	28

33	Total capital expenditures	$307	$345	$367

	At End of Period
34	Total debt	$4,490	$5,083	$4,642

35	Stockholders’ equity	$4,714	$4,683	$4,573

(*) Reclassified to conform with current period presentation.

(**) Includes changes in working capital.

AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

		Nine Months

Line		2003	2002 (*)
No.
		(A)	(B)
	Income Statement
	Revenues and Non-operating Income
1	Sales and other operating revenues	$10,683	$8,345
	Non-operating income
2	Gain on asset sales	39	129
3	Equity in income (loss) of HOVENSA L.L.C.	108	(50)
4	Other	42	62

5	Total revenues and non-operating income	10,872	8,486

	Costs and Expenses
6	Cost of products sold	7,423	5,175
7	Production expenses	589	522
8	Marketing expenses	508	500
9	Exploration expenses, including dry holes and lease impairment	253	206
10	Other operating expenses	144	122
11	General and administrative expenses	252	192
12	Interest expense	224	194
13	Depreciation, depletion and amortization	799	853
14	Asset impairment	—	318

15	Total costs and expenses	10,192	8,082

16	Income from continuing operations before income taxes	680	404
17	Provision for income taxes	282	249

18	Income from continuing operations	398	155
	Discontinued operations
19	Net gain from asset sales	116	—
20	Income (loss) from operations	53	(2)
21	Cumulative effect of change in accounting principle, net	7	—

22	Net income	$574	$153

23	Net Cash Provided by Operating Activities	$1,159	$1,427

	Capital Expenditures
24	Exploration and production	$958	$1,101
25	Refining and marketing	57	106

26	Total capital expenditures	$1,015	$1,207

		September 30	December 31
		2003	2002

	Balance Sheet Information
27	Current assets	$2,538	$2,756
28	Investments	1,048	1,622
29	Property, plant and equipment - net	7,942	7,032
30	Other assets	1,683	1,852

31	Total assets	$13,211	$13,262

32	Current portion of long-term debt	$189	$16
33	Other current liabilities	1,986	2,537
34	Long-term debt	4,301	4,976
35	Deferred liabilities and credits	2,021	1,484
36	Stockholders’ equity excluding other comprehensive loss	4,998	4,503
37	Accumulated other comprehensive loss	(284)	(254)

38	Total liabilities and stockholders’ equity	$13,211	$13,262

(*) Reclassified to conform with current period presentation.

AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL OPERATING DATA
(IN THOUSANDS, EXCEPT FOR AVERAGE SELLING PRICES)

		Third	Third	Second
		Quarter	Quarter	Quarter
		2003	2002	2003
Line
No.		(A)	(B)	(C)

	Operating Data
	Net Production Per Day
	Crude oil - barrels
1	United States	41	53	45
2	United Kingdom	78	112	96
3	Equatorial Guinea	21	39	24
4	Norway	22	26	24
5	Denmark	24	20	23
6	Algeria	23	15	15
7	Gabon	11	8	10
8	Indonesia	—	4	1
9	Azerbaijan	2	4	2
10	Colombia	—	21	—

11	Total	222	302	240

	Natural gas liquids - barrels
12	United States	12	12	9
13	United Kingdom	4	5	8
14	Norway	1	1	1
15	Indonesia and Thailand	2	3	2

16	Total	19	21	20

	Natural gas - mcf
17	United States	216	355	264
18	United Kingdom	262	227	327
19	Denmark	30	30	28
20	Norway	24	28	28
21	Indonesia and Thailand	59	63	48

22	Total	591	703	695

23	Barrels of oil equivalent (*)	339	441	376

	Average Selling Price (including hedging)
	Crude oil - per barrel
24	United States	$24.33	$26.19	$23.12
25	Foreign	24.72	26.08	24.31
	Natural gas liquids - per barrel
26	United States	$22.00	$16.08	$21.84
27	Foreign	23.33	19.73	19.44
	Natural gas - per mcf
28	United States	$3.53	$3.47	$4.09
29	Foreign	2.54	2.17	2.58
	Marketing and Refining - Barrels Per Day
30	Refined products sold	390	355	399

31	Refinery runs (net)	241	174	215

(*)	Includes production from properties classified as discontinued operations of 51 and 14 thousand barrels of oil equivalent per day in the third quarter of 2002 and the second quarter of 2003, respectively.

AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL OPERATING DATA
(IN THOUSANDS, EXCEPT FOR AVERAGE SELLING PRICES)

		Nine Months

		2003	2002
Line
No.		(A)	(B)

	Operating Data
	Net Production Per Day
	Crude oil - barrels
1	United States	45	56
2	United Kingdom	92	113
3	Equatorial Guinea	24	39
4	Norway	23	24
5	Denmark	24	21
6	Algeria	19	14
7	Gabon	10	9
8	Indonesia	2	5
9	Azerbaijan	2	4
10	Colombia	4	22

11	Total	245	307

	Natural gas liquids - barrels
12	United States	11	13
13	United Kingdom	6	5
14	Norway	1	1
15	Indonesia and Thailand	2	3

16	Total	20	22

	Natural gas - mcf
17	United States	266	390
18	United Kingdom	303	275
19	Denmark	31	36
20	Norway	26	25
21	Indonesia and Thailand	54	42

22	Total	680	768

23	Barrels of oil equivalent (*)	378	456

	Average Selling Price (including hedging)
	Crude oil - per barrel
24	United States	$23.97	$24.41
25	Foreign	24.79	24.66
	Natural gas liquids - per barrel
26	United States	$23.64	$14.73
27	Foreign	22.95	18.05
	Natural gas - per mcf
28	United States	$4.03	$3.54
29	Foreign	2.73	2.17
	Marketing and Refining - Barrels Per Day
30	Refined products sold	417	376

31	Refinery runs (net)	218	175

(*)	Includes production from properties classified as discontinued operations of 17 and 53 thousand barrels of oil equivalent per day in the first nine months of 2003 and 2002, respectively.

Contact: Amerada Hess Corporation - J. Wilson (212) 536-8940